SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant [ ] Filed by a Party other than the Registrant [ ]

Check the appropriate box: [ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement [ ] Definitive Additional Materials [ ] Soliciting Material under 240.14a-12

SEVERN BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]  No fee required
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
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[ ] Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Severn Bancorp, Inc.

200 Westgate Circle, Suite 200, Annapolis, Maryland  21401

March 19, 2009

To the Stockholders of Severn Bancorp, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Severn Bancorp, Inc. to be held on Thursday, April 23, 2009, at 9:00 a.m. Eastern Time, at The Greystone Grill, Severn Bank Building, 200 Westgate Circle, Annapolis, MD  21401.

At the Annual Meeting, you will be asked to elect five directors, three to serve for a three-year term and two to serve for a two-year term, ratify the appointment of Beard Miller Company LLP as independent auditor of Severn Bancorp, Inc., vote on the approval of a non-binding advisory proposal concerning our executive compensation, and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors unanimously recommends that you vote FOR the election of all five of the Board’s nominees for election as directors, FOR the ratification of Beard Miller Company LLP as independent auditor for Severn Bancorp, Inc, and FOR the approval of the non-binding advisory proposal concerning our executive compensation. We encourage you to read the accompanying Proxy Statement, which provides information about Severn Bancorp, Inc. and the matters to be considered at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.  Any proxy given may be revoked by you in writing or in person at any time prior to its exercise.

Sincerely,
/s/
Alan J. Hyatt
Chairman, President and
Chief Executive Officer

SEVERN BANCORP, INC.

200 Westgate Circle, Suite 200
Annapolis, Maryland  21401
(410) 260-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
April 23, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Severn Bancorp, Inc. will be held at The Greystone Grill, Severn Bank Building, 200 Westgate Circle, Annapolis, Maryland 21401 on Thursday, April 23, 2009, at 9:00 a.m., Eastern Time, and at any adjournments thereof, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To elect Alan J. Hyatt, Melvin E. Meekins, Jr., and Keith Stock to serve as directors for a three-year term, and John A. Lamon III and Konrad M. Wayson to serve as directors for a two-year term;

2.	To ratify the appointment of Beard Miller Company LLP as independent auditor for Severn Bancorp, Inc. for the year ending December 31, 2009;

3.	To provide a non-binding advisory vote on Severn Bancorp Inc.’s executive compensation; and

4.	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments of the meeting.

Except for procedural matters, the Board of Directors is not aware of any other matters that may come before the Annual Meeting and any adjournments of the meeting.

Stockholders of record at the close of business on March 6, 2009 are entitled to notice of and to vote at the Annual Meeting and at any adjournments of the meeting.

By Order of the Board of Directors
/s/
Thomas G. Bevivino
Secretary
Annapolis, Maryland
March 19, 2009

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO ITS EXERCISE.

PROXY STATEMENT FOR SEVERN BANCORP, INC. 200 WESTGATE CIRCLE, SUITE 200 ANNAPOLIS, MARYLAND 21401 (410) 260-2000
This proxy statement contains information about the annual meeting of stockholders of Severn Bancorp, Inc. to be held on Thursday, April 23, 2009, at 9:00 a.m. Eastern Time at The Greystone Grill, Severn Bank Building, 200 Westgate Circle, Annapolis, Maryland 21401.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

Severn Bancorp, Inc. (the “Company”) sent you this Proxy Statement and the enclosed proxy card because you were a stockholder of the Company on March 6, 2009, the record date for the Annual Meeting (the “Record Date”).  The Company’s Board of Directors chose this day as the record date for stockholders entitled to vote at the Annual Meeting of Stockholders.  The Board of Directors is soliciting your proxy to be voted at the Annual Meeting of Stockholders.

This Proxy Statement summarizes the information you need to know to cast an informed vote at the meeting.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

The Company began sending this Proxy Statement, Notice of Annual Meeting and the enclosed proxy card on or about March 19, 2009 to all stockholders entitled to vote.  On Record Date, there were 10,066,679 shares of the Company’s common stock issued and outstanding.  The Company’s Annual Report to Stockholders, which includes the annual report on Form 10-K for the fiscal year ended December 31, 2008, accompanies this Proxy Statement.

How do I vote by proxy?

You vote your proxy by completing the enclosed proxy card in accordance with its instructions, signing and dating the proxy card and returning it in the postage-paid envelope.  Your vote is important.  Whether you plan to attend the meeting or not, the Company urges you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided.  Returning the proxy card will not affect your right to attend the meeting and vote.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed.  If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

•           “FOR” the election of all the nominees for director, and

•	“FOR” ratification of the appointment of Beard Miller Company LLP as independent auditor for the year ending December 31, 2009, and

•	“FOR” approval of a non-binding advisory vote on Severn Bancorp Inc.’s executive compensation.

In addition, the proxy card confers authority on the proxy named in the proxy card to vote with respect to:

1.	The election of any person as a director should the nominee be unable to serve or, for good cause, will not serve;

2.           Other proposals for which management did not have notice by March 2, 2009; and

3.           Matters incidental to the conduct of the meeting.

On these other matters, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion.  At the time this Proxy Statement was mailed, the Company knew of no matters that needed to be acted upon at the meeting, other than those discussed in this Proxy Statement.

If you hold your shares in “street name” through your broker, bank or other nominee, you must vote in accordance with the voting instructions provided by that institution.

How many votes do I have?

The number of votes you have is dependent on the number of shares of common stock you own.  Each share of common stock entitles you to one vote.  The proxy card indicates the number of shares of common stock that you own.

Can I change my vote after I return my proxy card?

Yes.  Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if you file with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date.  You may also revoke the proxy if you attend the meeting in person and so request.  Attendance at the meeting will not by itself revoke a previously granted proxy.

How do I vote in person?

If you plan to attend the meeting and vote in person, the Company will give you a ballot form when you arrive.  However, if you hold your shares in “street name” through your broker, bank, or other nominee, you must bring a proxy card and letter from the nominee authorizing you to vote the shares and indicating that you were the beneficial owner of the shares on March 6, 2009, the record date for voting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting.  Proxies that are marked as abstentions and broker non-votes (described below) will be included in the calculation of the number of shares considered to be present at the meeting.

What vote is required for each proposal?

The five nominees for director who receive the most votes at the meeting will be elected.  Abstentions, “withhold authority to vote”, and broker non-votes will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

In order to ratify the selection of the independent auditor and to approve the advisory vote on the Company’s executive compensation, the proposal must receive the affirmative vote of a majority of the votes cast at the meeting.  Abstentions and broker non-votes will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

In order to approve any other matters that may properly come before the meeting, generally, a majority of those votes cast by stockholders will be sufficient to approve on the matter.  However, there may be occasions where a greater vote is required by law, the Company’s Articles of Incorporation or Bylaws.

What is a broker non-vote?

If you hold your shares in “street name” through a broker, bank or other nominee, your broker or nominee may not be permitted to exercise voting discretion on some of the items to be acted upon at the annual meeting. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those items and will not be counted in determining the number of shares necessary for approval for each item.  Accordingly, a broker non-vote is when a broker does not have discretionary authority as to certain shares to vote on a particular matter and has not received instructions from the beneficial owner.

Who will bear the costs of solicitation of proxies?

The Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. The proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals.  In addition, the Company may pay for and utilize the services of individuals or companies it does not regularly employ in connection with the solicitation of proxies; however, the Company currently has no such arrangement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 23. 2009

The proxy statement for the annual meeting and Annual Report to Stockholders for the year ended December 31, 2008 are available at www.cfpproxy.com/5155.

Meeting directions are available by calling our executive offices at 410-260-2000 during regular business hours.

STOCK OWNERSHIP

The following table shows the beneficial ownership of the Company’s common stock as of March 6, 2009 by (i) each director and nominee for director; (ii) the Company’s President and Chief Executive Officer, Chief Financial Officer, and the Company’s other most highly compensated executive officers whose total compensation exceeded $100,000 in 2008; and (iii) by all directors and executive officers as a group.

The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, include securities as to which the person has or shares voting or investment power.  Shares of Common Stock which a person has the right to acquire within 60 days after March 6, 2009, the Record Date, are deemed outstanding for computing the share ownership and percentage ownership of the person having such right, but are not deemed outstanding for computing the percentage of any other person.  The same shares may be beneficially owned by more than one person.  Beneficial ownership may be disclaimed as to certain of the securities.

Name of Individual	Amount and Nature of Beneficial Ownership		Percent of Class
Nominees for Director:
Alan J. Hyatt*	1,654,481	(1)	16.4%
John A. Lamon, III	37,500	(2)	0.4%
Melvin E. Meekins, Jr.	614,624	(3)	6.1%
Keith Stock	160,726	(4)	1.6%
Konrad M. Wayson	11,150	(5)	0.1%

Directors Continuing in Office:
Melvin Hyatt	200,625	(6)	2.0%
S. Scott Kirkley*	440,550	(7)	4.4%
Ronald P. Pennington	144,122	(8)	1.4%
T. Theodore Schultz	65,115	(9)	0.7%
Albert W. Shields	97,396	(10)	1.0%

Retired Director:
Louis DiPasquale, Jr.	234,816	(11)	2.3%

Other Named Executive Officer:
Thomas G. Bevivino	15,292	(12)	0.2%
All directors and executive officers as a group (12 persons)	3,634,297	(13)	35.5%

*	Also a named executive officer for 2008.

(1)
Includes 90,337 shares owned by Mr. Alan Hyatt, 1,347,564 shares owned by Mr. Alan Hyatt and his wife, 23,232 shares Mr. Alan Hyatt controls as custodian for his children, 120,120 shares allocated to Mr. Alan Hyatt as a participant in the Company’s Employee Stock Ownership Plan (“ESOP”), 10,890 shares issuable upon exercise of options exercisable within 60 days of the Record Date, 7,738 shares owned by Mrs. Hyatt, 42,100 shares held by the ESOP, for which Mr. Alan Hyatt is a co-trustee, which were not allocated to the accounts of participants as of the Record Date, 6,250 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Alan Hyatt, and 6,250 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by a company in which Mr. Alan Hyatt is general partner.  Mr. Alan Hyatt is the nephew of Mr. Melvin Hyatt.

(2)
Includes 31,250 shares owned by Mr. Lamon and his wife, and 6,250 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Lamon and his wife.

(3)
Includes 234,269 shares owned by Mr. Meekins, 317,990 shares owned by Mr. Meekins and his wife, 10,890 shares issuable upon exercise of options exercisable within 60 days of the Record Date, 42,100 shares held by the ESOP, for which Mr. Meekins is a co-trustee, which were not allocated to the accounts of participants as of the Record Date, and 9,375 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Meekins.

(4)
Includes 55,061 shares owned by Mr. Stock, 72,600 shares held by First Financial Partners, Inc., a private investment firm of which Mr. Stock serves as Chairman, 1,815 shares issuable upon exercise of options exercisable within 60 days of the Record Date and 31,250 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by two family-related investment partnerships of which Mr. Stock serves as Managing Partner.

(5)	Includes 4,900 shares owned by Mr. Wayson, and 6,250 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Wayson.

(6)
Includes 155,755 shares owned by Mr. Melvin Hyatt, 39,930 shares owned by Mr. Melvin Hyatt and his wife, 1,815 shares issuable upon exercise of options exercisable within 60 days of the Record Date, and 3,125 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Melvin Hyatt and his wife.  Mr. Melvin Hyatt is the uncle of Mr. Alan Hyatt.

(7)
Includes 22,347 shares owned by Mr. Kirkley, 317,443 shares owned by Mr. Kirkley and his wife, 83,620 shares allocated to Mr. Kirkley as a participant in the ESOP, 10,890 shares issuable upon exercise of options exercisable within 60 days of the Record Date, and 6,250 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Kirkley and his wife.

(8)
Includes 139,182 shares owned by Mr. Pennington and his wife, 1,815 shares issuable upon exercise of options exercisable within 60 days of the Record Date, and 3,125 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Pennington and his wife.

(9)
Includes 42,025 shares owned by Mr. Schultz, 18,150 shares owned by Mr. Schultz and his wife, 1,815 shares issuable upon exercise of options exercisable within 60 days of the Record Date, and 3,125 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Schultz.

(10)
Includes 1,815 shares issuable upon exercise of options exercisable within 60 days of the Record Date, and 18,750 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Shields.

(11)
Includes 80,027 shares owned by Mr. DiPasquale, 148,539 shares owned by Mr. DiPasquale for the benefit of his children, and 6,250 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. DiPasquale.

(12)
Includes 293 shares held by Mr. Bevivino and his wife, 984 shares allocated to Mr. Bevivino as a participant in the ESOP, 10,890 shares issuable upon exercise of options exercisable within 60 days of the Record Date, and 3,125 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Bevivino and his wife.

(13)
Includes, among the other shares described above, a total of 333,532 shares allocated to the executive officers as participants in the ESOP, 42,100 shares held by the ESOP, for which two directors act as co-trustees, which shares were not allocated as of the Record Date, a total of 52,635 shares issuable upon exercise of options exercisable within 60 days of the Record Date, and a total of 109,375 shares issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock.

The following table presents information regarding the beneficial ownership of common stock as of March 6, 2009 by each person known to be the beneficial owner of more than 5% of the outstanding common stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Alan J. Hyatt(1) Sharon G. Hyatt 200 Westgate Circle, Suite 200 Annapolis, Maryland 21401	1,654,481	16.4%

Louis Hyatt(2) 200 Westgate Circle, Suite 200 Annapolis, Maryland 21401	1,064,702	10.6%

Melvin E. Meekins, Jr.(3) 200 Westgate Circle, Suite 200 Annapolis, Maryland 21401	614,624	6.1%

United States Department of the Treasury(4) 1500 Pennsylvania Avenue, N.W. Washington, D.C. 20220	556,976	5.2%

(1)
Includes 90,337 shares owned by Mr. Alan Hyatt, 1,347,564 shares owned by Mr. Alan Hyatt and his wife, 23,232 shares Mr. Alan Hyatt controls as custodian for his children, 121,120 shares allocated to Mr. Alan Hyatt as a participant in the ESOP, 10,890 shares issuable upon exercise of options exercisable within 60 days of the Record Date, 7,738 shares owned by Mrs. Hyatt, 42,100 shares held by the ESOP, for which Mr. Alan Hyatt is a co-trustee, which were not allocated to the accounts of participants as of the record date, 6,250 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Alan Hyatt, and 6,250 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by a company in which Mr. Alan Hyatt is general partner.

(2)
Includes 991,498 shares owned by Mr. Louis Hyatt, 52,489 shares owned by Mr. Louis Hyatt and his wife, 1,965 shares allocated to Mr. Louis Hyatt as a participant in the ESOP, and 18,750 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Louis Hyatt and his wife.  Mr. Louis Hyatt is the father of Mr. Alan Hyatt and the brother of Mr. Melvin Hyatt.

(3)
Includes 234,269 shares owned by Mr. Meekins, 317,990 shares owned by Mr. Meekins and his wife,  10,890 shares issuable upon exercise of options exercisable within 60 days of the Record Date, and 9,375 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Meekins.

(4)
Consists of a warrant to purchase common stock issued by the Company in connection with its participation in the Capital Purchase Program of the Troubled Asset Relief Program.  Pursuant to the purchase agreement, the Department of the Treasury has agreed not to exercise voting power with respect to any common stock issued upon exercise of the warrant.  See “Proposal 3: Non-Binding Vote on Executive Compensation.”

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1:                                Election of Directors

General.  The Company’s bylaws provide that the Board of Directors shall consist of from seven to eleven directors.  The Board of Directors currently consists of nine members divided into three classes.  Generally, the members of each class are elected for a term of three years and until their successors are elected and qualified.  One class is elected annually. Of the four directors whose term will expire at the 2009 annual meeting, one director is not running for reelection because he has reached the mandatory retirement age. The Board has determined to increase the number of members on the Board to ten members.   Accordingly, the Board of Directors has nominated five directors for election at the annual meeting.  Of the nominees for election, Messrs. Alan Hyatt, Meekins and Stock are incumbent directors and Messrs. Lamon and Wayson are new candidates selected by the Board, although both currently serve as directors of Severn Savings Bank, FSB (the "Bank").  Because the bylaws require that each class be as nearly equal in number as possible, three directors will be elected to a three year term and two directors will be elected to a two year term.

Nominees for Election. The Board of Directors has nominated the persons named below, all of whom are present members of both the Board of Directors of the Company and the Bank, for election as directors of the Company to serve until the 2012 annual meeting of stockholders:

Name of Individual	Age(1)	Principal Occupation for Last Five Years

Alan J. Hyatt	54
Alan J. Hyatt has been Chairman of the Board and President of the Bank since 1982, having previously served as an officer and director since 1978.  He has also served as the Chairman of the Board and President of the Company since 1990.  Mr. Hyatt has been a partner in the law firm of Hyatt & Weber, P.A., in Annapolis, Maryland since 1978, and is a real estate broker with Hyatt Commercial, also in Annapolis, Maryland.  Mr. Hyatt spends in excess of 50% of his professional time on the affairs of the Bank and the Company and the balance on his law practice.

Melvin E. Meekins, Jr.	67
Melvin E. Meekins, Jr. joined the Bank and the Company as a director and Executive Vice President in April 1983, and served in the same capacity for the Company.  Mr. Meekins was the Bank’s Principal Operating Officer and Executive Vice President until his retirement effective December 31, 2007.  Mr. Meekins had been employed in the savings and loan industry since 1962.

Keith Stock	56
Keith Stock served as a Director of the Bank and the Company from April 1990 to December 1993, and was re-elected in 2003.  Mr. Stock is Chairman and Chief Executive Officer of First Financial Investors, Inc.  He previously served as President of MasterCard Advisors, LLC, and in management positions with Capgemini Ernst & Young, AT Kearney and McKinsey & Co.

(1) As of December 31, 2008

The Board of Directors has nominated the persons named below, all of whom are present members of the Board of Directors of the Bank, for election as directors of the Company to serve until the 2011 annual meeting of stockholders:

Name of Individual	Age(1)	Principal Occupation for Last Five Years

John A. Lamon III	51
John A. Lamon III joined the Bank as a director in 2008.  Mr. Lamon has been a businessman in the Annapolis area for 30 years building and selling several businesses.  Mr. Lamon has been a Senior Account Executive with G&G Outfitters, since 2000, and an owner of Kentmoor marina in Queenstown, MD.

Konrad M. Wayson	47
Konrad M. Wayson joined the Bank as a director in 2008.  Mr. Wayson has been with Hopkins & Wayson, Inc. and has served as its Secretary and Treasurer since 1984. Hopkins & Wayson, Inc. is a general contractor serving Maryland, the District of Columbia and Virginia.

Continuing Directors. The directors continuing in office whose terms will expire at the 2010 annual meeting of stockholders are:

Melvin Hyatt	76
Melvin Hyatt has been a director of the Company since its inception and a director of the Bank since 1978.  He is a retired restaurant owner and was formerly employed by the Housing Authority of the City of Annapolis, Maryland.  Mr. Hyatt is the uncle of Alan J. Hyatt and the brother of Louis Hyatt.

S. Scott Kirkley	56
S. Scott Kirkley has been a director and Secretary/Treasurer of the Bank since 1980, Senior Vice President from 1989 to 2006, and now serves as Executive Vice President.  He has served in the same capacities for the Company since 1990.  Mr. Kirkley has been employed by the Bank on a full-time basis since 1987 and has primary responsibility for the Bank’s residential loan operations.  Mr. Kirkley has taken a six-month leave of absence effective February 9, 2009, for personal reasons.  Mr. Kirkley’s position on the Board will not be filled during his absence.  Mr. Kirkley’s duties as an employee will be assumed by other employees of Severn in his absence.

Albert W. Shields	64
Albert W. Shields was elected as a director of the Company and the Bank in December 2003.  He served as Vice President of Sales for the Northeast Region of HD Builder Solutions Group from 2003 through 2008.  He was the Chief Executive Officer of Floors, Inc. from 1986 until 2002 when the company was sold to The Home Depot.  Mr. Shields has been involved in the real estate and development market, and the building supply industry for the past 35 years.

The directors continuing in office whose terms will expire at the 2011 annual meeting of stockholders are:

Ronald P. Pennington	69
Ronald P. Pennington has been a director of the Company since its inception and a director of the Bank since 1980.  Mr. Pennington has owned and operated an independent tool distributorship since 1985, and now is a retired investor.

T. Theodore Schultz	69
T. Theodore Schultz has been a director of the Company since its inception and a director of the Bank since 1986.  Mr. Schultz is owner of Schultz and Company, Inc., an accounting and tax company.  He is an enrolled agent, accredited tax advisor with an accounting and tax practice in the Annapolis, Maryland area since 1971.

(1) As of December 31, 2008

The term of office of Louis DiPasquale, Jr., a director of the Company, will expire at the 2009 annual meeting of stockholders and he will retire from the board.  The Company thanks Mr. DiPasquale for his more than 60 years of service to the Bank.

The Board of Directors and Committees.  The Company’s Board of Directors generally meets on a monthly basis, or as needed.  During the year ended December 31, 2008, the Company’s Board of Directors met thirteen times.  No director attended fewer than 75% in the aggregate of (a) the total number of board meetings held while the director was a member during the year ended December 31, 2008 and (b) the total number of meetings held by committees on which the director served during the year ended December 31, 2008.

It is the policy of the Board of Directors to encourage directors to attend each annual meeting of stockholders.  Such attendance allows for direct interaction between stockholders and members of the Board of Directors.  All the directors attended the 2008 Annual Meeting of Stockholders.

Director Independence.  The Board of Directors examines the independence of the Company’s directors on an annual basis in both fact and appearance to promote arms-length oversight.  Based upon the definition of an “independent director” under Rule 4200 of the Nasdaq Marketplace Rules, the Board of Directors has determined that the Company has a majority of “independent” directors that comprise its Board as required by the corporate governance rules of Nasdaq.  Independent directors as of December 31, 2008 consisted of: Louis DiPasquale, Jr., Melvin Hyatt, Ronald Pennington, T. Theodore Schultz, Albert W. Shields and Keith Stock.  The Board determined that these directors are independent because they are not executive officers or employees of the Company and otherwise satisfy all of the Nasdaq independence requirements and, in the opinion of the Board of Directors, are not individuals having a relationship which will interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In determining independence, the Board considered that Mr. Melvin Hyatt is the uncle of Alan J. Hyatt, and the brother of Louis Hyatt; however, the Board concluded that Mr. Melvin Hyatt was independent because he abstains from voting on matters involving Alan J. Hyatt.  The Board has determined that Messrs. John A. Lamon, III and Konrad M. Wayson, new candidates for election to the Board, are also independent under the Nasdaq Marketplace Rules.  As employees or recent employees of the Bank, Messrs. Alan J. Hyatt, Melvin E. Meekins, Jr. and S. Scott Kirkley are not considered independent.

Corporate Governance Committee

On March 16, 2004, the Board of Directors adopted a Corporate Governance Committee Charter.  The Company’s Corporate Governance Committee is comprised of at least three members, each appointed by the Board of Directors, and is responsible for developing a set of corporate governance policies for the Company.  The Bank’s Corporate Governance Committee consists of Louis DiPasquale, Jr.; Ronald Pennington; T. Theodore Schultz; Albert W. Shields; and Keith Stock. The Corporate Governance Committee met twice in 2008.  The Corporate Governance Committee, in addition to setting corporate governance policies of the Company, is responsible for establishing criteria for selecting new directors, and identifying, screening and recruiting new directors.  In addition, the Corporate Governance Committee will select members for the various Board of Director committees, determine director and committee member compensation and consider the establishment of a process for stockholders to submit recommendations of director candidates and to communicate with the Board.

Nominating Committee

The Company’s Nominating Committee consists of the full Board of Directors, however, only the independent directors may vote on approval of nominations.  There is no written charter.  The Board has determined that the following directors are independent as defined under Rule 4200 of the Nasdaq Marketplace Rules:  Louis DiPasquale, Jr.; Melvin Hyatt; Ronald Pennington; T. Theodore Schultz; Albert W. Shields; and Keith Stock.  While the Nominating Committee will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders for nominees nor established any procedures for this purpose, other than the procedures contained in the Bylaws concerning nominations of candidates by stockholders.  The Company’s Bylaws provide that if a stockholder wishes to submit nominations for directors, it should be done in writing and sent to the Secretary of the Company at least 60 days prior to the Annual Meeting of Stockholders.  The Company’s Board in its capacity as the Nominating Committee met one time during 2008.  This year’s nominees were selected by the full Board and approved by the independent directors after evaluating each nominee’s general business acumen, the nominee’s knowledge of the Company and its business activities.  In addition to the aforementioned criteria, the Board considers the investment in the Company made by the nominee as demonstrated by the number of shares owned by each such nominee.  The Board’s process for identifying and evaluating director nominees relates to the general business acumen and knowledge of the Company and its business activities.  Board membership longevity is also evaluated when considering the nomination of current Board members.  There was no third party paid to identify or assist in finding candidates for the Board of Directors.

Compensation Committee

The Company has no compensation committee because the Company has no employees.  The executive officers of the Company are employed and paid by the Bank.  The Bank has a Compensation Committee, the primary functions of which are to determine the compensation of the Company’s executive officers and to administer the Company’s equity compensation plans.  The role of the Compensation Committee is described in greater detail under the section entitled “Compensation Discussion and Analysis.” The Bank’s Compensation Committee consists of:  Louis DiPasquale, Jr.; Melvin Hyatt; Ronald Pennington; T. Theodore Schultz; Albert W. Shields; and Keith Stock.  Each of the members of the Bank’s Compensation Committee is independent under the Nasdaq Marketplace Rules. The Compensation Committee met two times in 2008.

Scope of Authority of the Compensation Committee.  The scope of the Compensation Committee’s authority and responsibilities is set forth in its written charter, which was filed as Appendix A to the Company’s proxy statement filed with the Securities and Exchange Commission (“SEC”) on March 14, 2007.  The chairperson, in consultation with other members of the Committee sets the agenda of each meeting.  As provided under the Committee’s charter, the Committee may delegate its authority to special subcommittees as the Committee deems appropriate, consistent with the applicable law and Nasdaq listing standards.

The Role of Management in Determining or Recommending Executive Compensation.  As part of the review process, each executive is independently interviewed by the Compensation Committee, and provides input into the performance of the Company and the performance of each executive officer, including himself.  However, no executive officer participates in the Compensation Committee’s deliberations or decisions.

Role of Compensation Consultants in Determining or Recommending Executive Compensation.  Under its charter, the Compensation Committee has authority to retain, at the Company’s expense, such counsel, consultants, experts and other professionals as it deems necessary.  To date, the Compensation Committee has not relied on compensation consultants.  Instead, the Compensation Committee performs an informal survey of area companies and banks and reviews the compensation practices of the surveyed companies.

Audit and Examining Committee

Effective January 1, 2009, Keith Stock has been appointed Chairman of the Company’s Audit and Examining Committee.  Prior to that, T. Theodore Schultz served as Chairman.  Mr. Schultz will continue to serve on the Committee with Mr. Stock, Ronald Pennington and Albert W. Shields. The Audit and Examining Committee is a separately-designated committee.  Each of the Audit and Examining Committee members is an “independent director” under the Nasdaq Marketplace Rules and the applicable SEC rules. The Audit and Examining Committee’s responsibilities are described in a written charter that was adopted by the Board of Directors of the Company and filed as Exhibit B to the Company’s proxy statement filed with the SEC on March 14, 2007. The Audit and Examining Committee purpose is to oversee the accounting and financial reporting process of the Company and the audits of the financial statements of the Company.  In addition, it prepares an audit committee report as required by the SEC’s rules to be included in the Company’s annual proxy statement.  The Board has determined that Keith Stock is the Audit and Examining Committee’s “financial expert,” as such term is defined by applicable federal securities laws.  The Audit and Examining Committee met four times in 2008.

Audit and Examining Committee Report

The Audit and Examining Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008 with the Company’s management. The Audit and Examining Committee has discussed with Beard Miller Company LLP, the Company’s independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit and Examining Committee has received the written disclosures and the letter from Beard Miller Company LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit and Examining Committee concerning independence, and has discussed with Beard Miller Company LLP the independence of Beard Miller Company LLP. Based on the review and discussions described in this paragraph, the Audit and Examining Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Audit and Examining Committee Members:

Keith Stock, Chairman
T. Theodore Schultz
Ronald Pennington
Albert W. Shields

The information contained in this Audit and Examining Committee Report is not “soliciting material” and has not been “filed” with the Securities and Exchange Commission.  This Audit and Examining Committee Report will not be incorporated by reference into any of the Company’s future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company may specifically incorporate it by reference into a future filing.

Recommendation:  The Board recommends a vote “FOR” all the nominees for director.

Proposal 2:  Ratification of appointment of independent auditor.

General

The Audit and Examining Committee has appointed Beard Miller Company LLP as independent auditor for the year ending December 31, 2009.  Although action by the stockholders on this matter is not required, the Audit and Examining Committee believes it is appropriate to seek stockholder ratification of the appointment of the independent auditor to provide a forum for stockholders to express their views with regard to the Audit and Examining Committee’s appointment.  If the stockholders do not ratify the selection of the independent auditor, the Audit and Examining Committee will reconsider the appointment, but is not required to change its selection.  However, even if you ratify the selection, the Audit and Examining Committee may still appoint a new independent auditor at any time during the year if it believes that a change would be in the best interests of the Company and its stockholders.

Relationship with Independent Auditor

Beard Miller Company LLP, who performed audit services for us in 2008, including an audit of the consolidated financial statements and services related to filings with the Securities and Exchange Commission, has served as the Company’s auditor since 2003.  Representatives of Beard Miller Company LLP will be present at the annual meeting, will be available to respond to your appropriate questions and will be able to make such statements as they desire.

Audit Fees.  The aggregate fees billed by Beard Miller Company LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2008 and December 31, 2007 and the review of the financial statements included in the Company’s Forms 10-Q for fiscal years 2008 and 2007 totaled $197,909 and $171,704, respectively.

Audit-Related Fees.  There were no fees billed by Beard Miller Company LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements for the fiscal years ended December 31, 2008 and December 31, 2007 and that are not disclosed in the paragraph captioned “Audit Fees” above.

Tax Fees.  The aggregate fees billed by Beard Miller Company LLP for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2008 and December 31, 2007 were $63,729 and $29,281, respectively.

All Other Fees.  There were no fees billed by Beard Miller Company LLP for products and services, other than the services described in the paragraphs “Audit Fees” and “Tax Fees” above for the fiscal years ended December 31, 2008 and December 31, 2007.

Policy on Audit and Examining Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

Among its other duties, the Audit and Examining Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Audit and Examining Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit and Examining Committee is requested. The Audit and Examining Committee reviews these requests and advises management if the Audit and Examining Committee approves the engagement of the independent auditor.  Pursuant to its pre-approval policies and procedures, the Audit and Examining Committee approved all of the foregoing audit and permissible non-audit services provided by Beard Miller Company LLP in fiscal 2008.

The Audit and Examining Committee reviews summaries of the services provided by Beard Miller Company LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of Beard Miller Company LLP.

Recommendation:  The Board of Directors recommends a vote “FOR” the ratification of the selection of Beard Miller Company LLP as the independent auditor for the year ending December 31, 2009.

Proposal 3:  Non-Binding Advisory Vote on Executive Compensation.

The recently enacted Emergency Economic Stabilization Act of 2008 (“EESA”) authorizes the U.S. Department of the Treasury (“Treasury Department”) to purchase from financial institutions and their holding companies up to $700 billion in mortgage loans, mortgage-related securities and certain other financial instruments, including debt and equity securities issued by financial institutions and their holding companies in the Troubled Asset Relief Program (“TARP”).  The purpose of TARP is to restore confidence and stability to the U.S. banking system and to encourage financial institutions to increase their lending to customers and to each other.  The Treasury Department has allocated $250 billion towards the TARP Capital Purchase Program (“CPP”).  Under the CPP, Treasury will purchase debt or equity securities from participating institutions.  The TARP also will include direct purchases or guarantees of troubled asset of financial institutions.  The Company made application to the Treasury Department to participate in this program.  On November 21, 2008 the Company entered into a Letter Agreement with the Treasury Department, pursuant to which the Company issued and sold (i) 23,393 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share and liquidation preference $1,000 per share, and (ii) a warrant to purchase 556,976 shares of the Company’s common stock at $6.30 per share, for an aggregate purchase price of $ 23,393,000 in cash.  Closing of the sale occurred on November 21, 2008.

The American Recovery and Reinvestment Act of 2009 (the “ARRA”) more commonly known as the economic stimulus package, was signed into law on February 17, 2009. In addition to a wide variety of programs intended to stimulate the economy, ARRA imposes significant new requirements for and restrictions relating to the compensation arrangements of financial institutions that received government funds through TARP, including institutions like the Company that participated in the Capital Purchase Program prior to ARRA. These restrictions apply until a participant repays the financial assistance received through TARP (the “TARP Period”).

 One of the new requirements is that any proxy for a meeting of shareholders at which directors are to be elected which is held during the TARP Period permit a non-binding advisory vote on the compensation of the executives of the TARP participant, as described in the participant’s proxy statement. These proposals are commonly referred to as “Say on Pay” proposals.

As a shareholder, you are being provided with the opportunity to provide an advisory vote on the Company's executive compensation as disclosed in this proxy statement through the following resolution:

"RESOLVED, that the stockholders approve the compensation of the Company's executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables and any related material) in the Company's proxy statement for the 2009 annual meeting of stockholders."

Because the vote is advisory, it will not be binding upon the Board of Directors, will not overrule any decision made by the Board of Directors, and will not create or imply any additional fiduciary duty on the Board of Directors. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors believes that the Company's executive compensation program is reasonable in comparison both to similar sized companies in the industry and to the performance of the Company during 2008. We also believe that the Company's compensation program strongly aligns the interests of the executives with the interests of the Company's stockholders in the creation of long-term value of the Company as well as the components that drive long-term value.

Recommendation:  The Board recommends a vote “FOR” approval of a non-binding advisory vote on executive compensation as described in the Executive and Director Compensation section of this Proxy Statement.

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Background

Because the Company does not have any employees, compensation decisions are made by the Compensation Committee of the Bank’s Board of Directors.  The non-employee directors, consisting of Louis DiPasquale, Jr., Melvin Hyatt, Ronald Pennington, T. Theodore Schultz, Albert W. Shields and Keith Stock serve as members of the Compensation Committee.  Melvin Hyatt, a director of the Bank, does not participate in compensation decisions relating to our Chairman, President and Chief Executive Officer Alan J. Hyatt, his nephew.

The Compensation Committee operates under a written charter adopted by the Board of Directors.  The responsibilities of the Committee include:

•	formulating, evaluating and approving the compensation of the Company’s executive officers;
•	overseeing all compensation programs involving the issuance of the Company’s stock and other equity securities of the Company; and
•
reviewing and discussing with the Company’s management the Compensation Discussion and Analysis and preparing the Compensation Committee’s report thereon for inclusion in the Company’s annual proxy statement.

Objectives of Our Compensation Program

The primary objectives of the Compensation Committee with respect to executive compensation are:

•	To attract and retain the best possible executive talent;
•	To tie annual and long-term cash and stock incentives to achievement of corporate and individual performance objectives; and
•	To align executives’ incentives with stockholder value creation.

To achieve these objectives, the Compensation Committee has implemented and maintains compensation plans that tie a substantial portion of executives’ overall compensation to the financial performance of the Company. Overall, the total compensation opportunity is intended to create an executive compensation program that is set at the median competitive levels of comparable public savings and loan companies.

The Bank’s executive officers have no employment contracts.  Annually, the Bank’s Compensation Committee evaluates profiles of comparable financial institutions to assure that the compensation to its executive officers is comparable to similar sized companies in the industry. Other factors used by the Compensation Committee in determining compensation for its executive officers include an assessment of the overall financial condition of the Bank, including an analysis of the Bank’s asset quality, interest rate risk exposure, capital position, net income and consistency of earnings. The Bank’s return on average assets and return on equity are considered and compared to its peer group.  In addition, the Compensation Committee interviews each executive officer individually and collectively to evaluate performance of the Company and the individual executive officers.  This input is used to determine the total compensation package for each executive officer, and the allocation between the different components within the compensation package. The complexity of the activities of the executive officers are considered, and intangible items are considered such as the reputation and general standing of the Bank within the community and the likelihood of continuing successful and profitable results.

Compensation Components

Compensation consists of the following components:

Base Salary.    Base salaries are used to attract and retain employees by providing a portion of compensation that is not considered “at risk.”  Base salaries are designed to reward the performance of our executive officers in the daily fulfillment of their responsibilities to us.  Base salaries for our executives are established based on the scope of their responsibilities and historical compensation levels, taking into account competitive market compensation paid by other companies for similar positions. Generally, the Company believes that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies in line with our compensation philosophy. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Annual Bonus.    The purpose of the annual bonus program is to align the interests of executive officers with Company stockholders by motivating executive officers to achieve superior annual financial and annual operational performance. Our annual bonus plan for our executives provides for a discretionary cash bonus, dependent upon the level of achievement of corporate and personal goals. In addition, the discretionary bonus for the executive officers named in the proxy statement is determined based on the Company’s performance compared to budgets and projections.  The Board of Directors establishes specific financial and operational goals for the Company at the beginning of each year and annual discretionary bonus funding is in part related to achievement of these annual goals.  The Compensation Committee approves the annual award for the Chief Executive Officer and for each other executive officer.

Long-Term Incentive Program.    The Compensation Committee believes that long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. In connection with this, our board of directors had adopted the Severn Bancorp, Inc. 2008 Equity Incentive Plan (the “2008 Plan”), which was ratified by our stockholders at the 2008 annual meeting.  The purpose of the 2008 Plan is to enable the Company to (i) promote the long-term retention of employees; (ii) further reward these employees, directors and other persons for their contributions to the Company’s growth and expansion; (iii) provide additional incentive to these employees, directors and other persons to continue to make similar contributions in the future; and (iv) to further align the interests of these employees, directors and other persons with those of the Company’s stockholders.  These purposes will be achieved by granting to such employees, directors and other persons, in accordance with the 2008 Plan, Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock, Deferred Stock, Restricted Stock Units or Performance Awards (collectively the “Awards”), for shares of the Company’s common stock.  By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to our directors and key employees and to promote the success of the business. The Company anticipates granting options under the 2008 Plan, and will consider other Awards under the 2008 Plan when determining long-term incentive programs.

Other Compensation.    Our executive officers participate in other employee benefit plans generally available to all employees, including the following:

•
The Bank maintains a 401(k) plan, and contributes, on behalf of each participating employee, a matching contribution of 50% of salary deferred by an employee up to 6% of each participant’s salary.  The Bank’s plan also allows a non-matching profit sharing contribution to be determined at the discretion of the Board of Directors.

•
The Company maintains an Employee Stock Ownership Plan (the “ESOP”) for employees of the Bank and its subsidiaries.  The ESOP provides an opportunity for the employees of the Bank to become stockholders and thus strengthen their direct interest in the success of the Bank.  In addition, the ESOP assists the Bank in attracting and retaining capable personnel.  As of December 31, 2008, a total of 694,033 shares of the Company’s Common Stock were owned by the ESOP, of which 651,933 shares were allocated to employees.

•
The Bank provided Messrs. Meekins and Kirkley with the use of a company owned automobile during 2007, and paid or reimbursed them for all insurance, maintenance, registration and fuel costs.  The Bank also reimbursed Mr. Bevivino for automobile costs incurred relating to inspections of construction sites made by Mr. Bevivino during 2007.  Effective January 1, 2008, the Bank no longer provides automobiles for Messrs. Meekins and Kirkley, and no longer reimburses Mr. Bevivino for automobile costs incurred during inspections.  The Bank gave Mr. Meekins his automobile in December, 2007, and Mr. Kirkley his automobile in 2008.

In addition, our executive officers receive modest executive benefits, including health insurance; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits if it deems it advisable. The Compensation Committee believes these benefits are currently below median competitive levels for comparable companies. The Compensation Committee has no current plans to make changes to the levels of benefits provided.

Determination of Executive Compensation

Traditionally, the Compensation Committee reviews our executive compensation program in November of each year, although decisions in connection with new hires and promotions are made on an as-needed basis.  As part of the review process, each executive provides input into the performance of the company and the performance of each executive officer, including himself.  However, no executive officer participates in the Compensation Committee’s deliberations or decisions.  Each executive’s current and prior compensation is considered in setting future compensation.  In addition, the Compensation Committee performs an informal survey of area companies and banks and reviews the compensation practices of the surveyed companies.  To some extent, the compensation plan (base salary, bonus and 2008 Plan) is similar to the elements used by many companies; however, additional emphasis on fair treatment of all employees requires that the Company limits executive salaries at a level that does not prohibit us from competing for quality employees.  The exact salary, annual bonus and stock option grants are chosen in an attempt to balance our competing objectives of fairness to all employees and attracting and retaining executive officers. Based on the informal survey of area companies and banks, the performance of the Company and each of the executive officers in 2008, the Compensation Committee awarded a bonus to Messrs. Hyatt and Kirkley totaling approximately 50% less than the bonus awarded to them in 2007.  The Compensation Committee also awarded a bonus to Mr. Bevivino totaling approximately 14% more than the bonus awarded to him in 2007.  The percentage decrease for Messrs. Hyatt and Kirkley was because the Compensation Committee concluded, that while they performed at the same level as during 2007, the Company’s 2008 results did not warrant such a large bonus as awarded in the previous year.  The increased bonus for Mr. Bevivino was because the Compensation Committee concluded that Mr. Bevivino’s performance warranted a bonus more in line with Messrs. Hyatt and Kirkley.  In addition, the Compensation Committee determined that Messrs. Hyatt and Bevivino would receive a base salary increase for 2009 of approximately 4% and 5%, respectively. Mr. Kirkley’s base salary was decreased by approximately 18%.  The Compensation Committee had given Messrs. Hyatt, Kirkley and Bevivino a base salary increase for 2008 of approximately 17%, 7% and 4%, respectively.

Accounting and Tax Considerations

Generally, Section 162(m) of the Code, and the IRS regulations adopted under that section, which are referred to collectively as Section 162(m), denies a deduction to any publicly held corporation, such as the Company, for certain compensation exceeding $1,000,000 paid during each calendar year to each of the chief executive officer and the four other highest paid executive officers, excluding, among other things, certain qualified performance-based compensation.  Our policy is to maximize the tax deductibility of compensation paid to our most highly compensated executives under Section 162(m).  For example, our proposed 2008 Equity Incentive Plan is intended to satisfy an exemption for “qualified performance-based compensation” under Section 162(m).  TARP imposes additional requirements under Section 162(m).  For certain “covered executives” for purposes of Section 162 (m), during the TARP Period, the Company cannot deduct annual compensation for the covered executives in excess of $500,000.  The performance-based exception does not apply to this TARP related deduction limit.  Section 162(m) did not have a material effect on the Company in 2008.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section appearing above with our management.  Based on this review and these discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis Section be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in this proxy statement.

Compensation Committee Members:

Louis DiPasquale, Jr.
Melvin Hyatt
Ronald Pennington
T. Theodore Schultz
Albert W. Shields
Keith Stock

The information contained in this Compensation Committee Report is not “soliciting material” and has not been “filed” with the Securities and Exchange Commission.  This Compensation Committee Report will not be incorporated by reference into any of our future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company may specifically incorporate it by reference into a future filing.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer and our other most highly compensated executive officer during the year ended December 31, 2008.
Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus(1)	Option Awards (2)	All Other Compensation (4)	Total

Alan J. Hyatt	2008	$325,000	$ 72,000	$20,430	$132,625	$550,055
President and Chief Executive	2007	$278,000	$145,000	$20,430	$ 10,698	$454,128
Officer

S. Scott Kirkley(3)	2008	$245,000	$ 30,000	$20,430	$25,049	$320,479
Executive Vice-President	2007	$236,000	$ 60,000	$20,430	$29,006	$345,436

Thomas G. Bevivino	2008	$179,000	$ 40,000	$20,430	$ 9,904	$249,334
Executive Vice-President and	2007	$167,000	$ 35,000	$20,430	$27,073	$249,503
Chief Financial Officer

(1)	Amounts reflect compensation for services rendered in year indicated.

(2)
Amounts were calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) 123R, “Share-based Payments.”  See note 11 of the Consolidated Financial Statements in our Annual Report for the year ended December 31, 2008 regarding assumptions underlying valuation of equity awards.

(3)
Mr. Kirkley has taken a six-month leave of absence, effective February 9, 2009, for personal reasons.  He will continue to receive base salary at an annual rate of $100,000 and benefits during his leave of absence.

(4)	All other compensation for 2008 consisted of the following elements:

Name and Principal Position	Year	Health Care Contribution (a)	401 (k) Matching Contribution (b)	ESOP Plan (c)	Auto Expenses (d)	Director Fees (e)	Total
Alan J. Hyatt	2008	$ -	$5,125	$-	$ -	$127,500	$132,625
President and Chief Executive Officer

S. Scott Kirkley	2008	$4,534	$6,900	$-	$13,615	$ -	$ 25,049
ExecutiveVice-President

Thomas G. Bevivino	2008	$4,534	$5,370	$-	$ -	$ -	$ 9,904
Executive Vice-President And Chief Financial Officer

(a)	Amounts reflect contributions made by the Company for the executive’s health insurance premiums in excess of the amounts the Company would otherwise contribute.

(b)	Amounts reflect matching contributions made by the Company for the executive’s 401 (k) plan.

(c)	Amounts reflect contributions made by the Company to the executive’s ESOP account.

(d)
The Company provided an automobile for the exclusive use of Mr. Kirkley.  The Company gave the automobile used by Mr. Kirkley to Mr. Kirkley in 2008, and the fair market value of the automobile totaling $13,615 is included in his auto expenses reflected above.

(e)
Mr. Hyatt received a director fee of $127,500 for services performed relating to the Company’s private placement offering that took place in 2008. One half of this fee was paid in 2008 and one half was paid in 2009.

Grants of Plan-Based Awards

There were no stock options or other stock awards granted in 2008 to the above  named executive officers.

Narrative to Summary Compensation Table and Plan-Based Awards Table

The Company does not have employment agreements with the executive officers. Salary and bonus decisions concerning executive officers are made by the Compensation Committee as described above in “Compensation Discussion and Analysis.”  There were no stock options or other awards granted in 2008 to the executive officers.

Outstanding Equity Awards at Fiscal Year-End Table

The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers listed in the Summary Compensation Table as of December 31, 2008:

Outstanding Equity Awards at Fiscal Year End 2008

	Option Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration

Alan J. Hyatt President and Chief Executive Officer	10,890(1)	7,260	$17.182	02/21/11

S. Scott Kirkley Executive Vice-President	10,890(1)	7,260	$15.620	02/21/11

Thomas G. Bevivino Executive Vice-President and Chief Financial Officer	10,890(1)	7,260	$15.620	02/21/11

(1)
The initial grant was for options to purchase 15,000 shares of Common Stock.  As a result of stock splits subsequent to the date of grant, the number of shares subject to each option was adjusted to 18,150.  The options vest in five equal annual installments of 20% upon each of the first five anniversaries of the date of grant on February 21, 2006.

Options Exercised and Stock Vested

No options were exercised by an executive officer in 2008 and the Company had no outstanding stock awards during 2008.

Potential Payments upon a Termination of Employment or Change in Control

The Company does not have employment agreements, severance or “change in control” agreements with our executive officers.

Under the Company’s 2008 Plan, all outstanding stock options automatically will become exercisable upon the termination of the employment of the holder due to death or permanent disability.

      In the event of a “change in control,” as defined in the Company’s 2008 Plan, all outstanding stock options will become immediately exercisable, as determined by the Compensation Committee in its sole discretion.  The Company’s 2008 Plan defines “change of control” to  mean: (i) the sale of all, or a material portion, of the assets of the Company; (ii) a merger or recapitalization in the Company whereby the Company is not the surviving entity; (iii) an acquisition by which a person becomes a controlling stockholder within the meaning of  federal banking regulations; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of ten percent or more of the outstanding voting securities of the Company by any person, entity, or group; provided, however, that a change in control of the Company shall not include the acquisition or disposition of securities of the Company by any person in control of the Company at the time of the adoption of the plan and shall not include any subsequent acquisition or disposition of the securities of the Company by any person owned or controlled by, or under common control with, a person in control of the Company at the time of the adoption of these plans.

In the event of a change of control, the Compensation Committee, in their discretion, will take one or a combination of the following actions to be effective as of the date of such change in control:

•	provide that such options shall be assumed, or equivalent options shall be substituted by the acquiring or succeeding corporation, or

•
provide that the participants will receive upon the closing of the change in control transaction a cash payment for each option surrendered equal to the difference between (1) the market value of the consideration to be received for each share of our common stock in the change in control transaction times the number of shares subject to a surrendered option and (2) the aggregate exercise price of such surrendered options.

The is no intrinsic value of the unvested stock options held by each executive officer named in the Summary Compensation Table because the exercise price of such options is below the closing price of the Company’s common stock as of December 31, 2008.

In the event that the employment of executive officers was terminated for any other reason on December 31, 2008, none of the unvested options would vest and all such options would expire.

In the event that the employment of an executive officer was terminated due to disability or death on December 31, 2008, they or their estate would be entitled to payments under disability or life insurance plans that the Company maintain for full-time employees.

Director Compensation

Non-employee directors of the Company began receiving a fee of $1,550 per meeting  effective July 2008.  Each director of the Company is also a director of the Bank, however there are two directors of the Bank that were not directors of the Company in 2008.  Meetings of the directors of the Company are held immediately before or after meetings of the directors of the Bank.  Non-employee directors of the Bank received $2,200 per meeting of the Board of Directors attended in 2007 and through the first six months of 2008.  Effective July 2008, the fee received by non-employee directors was reduced to $750. Beginning in 2008, the Vice-Chairman received $5,500 per Bank meeting.  In addition, each non-employee member of a committee of the Board of Directors of the Bank received a fee for committee meetings attended in 2008 and 2007 as follows:  $300 per Compliance Committee meeting; $800 per Corporate Governance Committee meeting, $880 per Compensation Committee, and $880 per Audit and Examining Committee meeting.  The Chairman of each committee received an additional $270 per meeting.  A total of $404,590 and $210,911 was paid as directors’ fees and committee fees for the Company and the Bank in 2008 and 2007, respectively.

The Board of Directors decided that all meeting fees payable during 2009 will remain the same as those paid in 2008.

Non-employee directors are eligible to receive awards under the 2008 Plan, although no grants were made in 2008.

The following table sets forth a summary of the compensation the Company paid to our non-employee directors in 2008:

Director Compensation for 2008

Name	Year	Fees earned or paid in cash(1)	Total(2)

Melvin E. Meekins, Jr.	2008	$66,000	$66,000

Louis DiPasquale, Jr.	2008	$29,280	$29,280

Melvin Hyatt	2008	$29,230	$29,230

John A. Lamon, III	2008	$5,250	$5,250

Ronald P. Pennington	2008	$37,330	$37,330

T. Theodore Schultz	2008	$38,630	$38,630

Albert W. Shields	2008	$35,250	$35,250

Keith Stock(3)	2008	$159,870	$159,870

Konrad M. Wayson	2008	$3,750	$3,750

(1)
Non-employee directors of the Company began receiving a fee of $1,550 per meeting  effective July 2008.  Non-employee directors of the Bank received $2,200 per meeting attended through the first six months of 2008 and $750 per meeting effective July 2008.  Messrs. Lamon and Wayson were directors of the Bank beginning in July 2008, but not directors of the Company.  All other directors listed above were directors of both the Company and the Bank in 2008.  In addition, each non-employee director received fees ranging from $300 to $850 for each  committee meeting.  In addition, the chairman of the various Board of Directors committees received a fee of up to $270 per committee meeting.

(2)
No stock options were granted to directors in 2008, and the Company did not incur any stock option expense in 2008 for prior grants to directors. At December 31, 2008, the aggregate number of options awards outstanding for each director was as follows:  Melvin Hyatt 1,815; Ronald P. Pennington 1,815; T. Theodore Schultz 1,815; Albert W. Shields 1,815; Keith Stock 1,815.  Louis DiPasquale, Jr. exercised all of the options granted to him by the Company.  Messrs. Lamon and  Wayson have not been granted options.

(3)	Mr. Stock received a director fee of $127,500 for services performed relating to the Company’s private placement that took place during 2008.

Compensation Committee Interlocks and Insider Participation

No member of our Board’s Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Melvin Hyatt, a member of the Compensation Committee, is the brother of Louis Hyatt and the uncle of Alan J. Hyatt, each of whom engaged in certain transactions with us as described below.

Certain Transactions With Related Persons

Our Board of Directors is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions.Alan J. Hyatt, who is an affiliated person by virtue of his stock ownership and positions as director and President of the Company and the Bank, is a partner of the law firm of Hyatt & Weber, P.A., which serves as general counsel to the Company and the Bank.  The law firm of Hyatt & Weber, P.A. received fees in the amount of $714,974 for services rendered to the Company and to the Bank and its subsidiaries for the year ended December 31, 2008. The law firm received $310,928 in fees from borrowers who obtained loans from the Bank for the year ended December 31, 2008.

During January, 2007, Hyatt & Weber, P.A. entered into a five year lease agreement with HS West, LLC, a wholly owned subsidiary of the Company to lease office space from the Company.  The term of the lease is five years with the option to renew the lease for three additional five year terms.  The monthly lease payment is $20,056, which increases 2% annually beginning with the third anniversary of the lease.  Total rental income received by the Company during 2008 was $240,673.  In addition, Hyatt & Weber, P.A. reimburses the Company for its share of common area maintenance.  The total reimbursement for 2008 was $141,955.

In November 2008, the Company completed a private placement of units, each unit consisting of 6,250 shares of the Company’s Series A 8.0% Non-Cumulative Convertible Preferred Stock and a Subordinated Note in the original principal amount of $50,000.  The Company sold a total of 70 units, at an offering price of $100,000 per unit, for gross proceeds of $7.0 million.  The following directors, nominees for director, executive officers and greater than 5% stockholders, or their family members or affiliates, purchased units in the private placement:

Name	Number of Units Purchased	Total Purchase Price

Thomas G. Bevivino	0.5	$ 50,000

Louis DiPasquale, Jr.	1.0	$100,000

Alan H. Hyatt	2.0(1)	$200,000

Louis Hyatt	3.0(3)	$300,000

Melvin Hyatt	0.5(3)	$ 50,000

S. Scott Kirkley	1.0(3)	$100,000

John A. Lamon, III	1.0	$100,000

Melvin E. Meekins, Jr	1.5	$150,000
.
Ronald P. Pennington	0.5(3)	$ 50,000

T. Theodore Schultz	0.5	$ 50,000

Albert W. Shields	3.0	$300,000

Keith Stock	5.0(2)	$500,000

Konrad M. Wayson	1.0	$100,000

(1)	Consists of one unit purchased by Mr. Alan Hyatt and his wife and one unit purchased by Crownsville Family Limited Partnership, of which Mr. Alan Hyatt is a general partner.

(2)	Consists of three units purchased by FFP Affiliates II, LLP and two units purchased by First Financial Partners Fund II, LLP, which entities are affiliated with Mr. Stock.

  (3)          Units are owned jointly with their spouse.

Louis Hyatt, a 10% stockholder and the brother of Melvin Hyatt and the father of Alan J. Hyatt is a real estate broker at Hyatt Commercial, a wholly owned subsidiary.  As a real estate broker, Louis Hyatt earned $121,526 in commissions from Hyatt Commercial during 2008.  In addition, Hyatt Commercial provided health insurance benefits to Louis Hyatt during 2008 at a cost of $10,076.

The Bank has, and expects to continue to have, loan and other banking transactions (including, but not limited to, checking, savings and time deposits) with certain of our directors, nominees for director, officers, certain of their immediate family members and certain corporations or organizations with which they are affiliated. All such loan and other banking transactions (i) have not been classified as nonaccrual, past due, restructured or potential problems, (ii) were made in the ordinary course of business, (iii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to us, and (iv) did not involve more than the normal risk of collectibility or present other unfavorable features.

In March 2007, the Company adopted written policies and procedures regarding approval of transactions between the Company and any employee, officer, director and certain of their family members and other related persons required to be reported under Item 404 of Regulation S-K.  Under these policies, a majority of the disinterested members of the Audit and Examining Committee must approve any transaction between the Company and any related party that involves more than $10,000.  If a majority of the members of the Audit and Examining Committee are interested in the proposed transaction, then the transaction must be approved by a majority of the disinterested members of the Board (excluding directors who are employees of the Company).  The Chair of the Audit and Examining Committee has the delegated authority to pre-approve or ratify (as applicable) any related party transaction in which the aggregate amount involved is expected to be less than $120,000.  In determining whether to approve or ratify a related party transaction, the Audit and Examining Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.  After adopting this policy, the Audit and Examining Committee ratified each of the transactions described above and approved the continuation of such transactions for the current year on substantially the same terms and conditions.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR INCLUSION IN PROXY STATEMENT

Any proposal that a Company stockholder wishes to have included in the Company’s proxy statement and form of proxy relating to the Company’s 2010 annual meeting of stockholders under Rule 14a-8 of the Securities and Exchange Commission must be received by the Company’s Secretary at Severn Bancorp, Inc., 200 Westgate Circle, Suite 200, Annapolis, Maryland 21401 on or before November 19, 2009.   Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any stockholder proposal that does not meet the requirements of the Securities and Exchange Commission in effect at the time, including Rule 14a-8.

In addition, stockholders are notified that the deadline for providing the Company timely notice of any stockholder proposal, submitted outside of the Rule 14a-8 process for consideration at the Company’s 2010 annual meeting of stockholders, is February 22, 2010.  As with respect to any proposal which the Company does not have notice on or prior to February 22, 2010, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2010 annual meeting of stockholders to vote on such proposal.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2008 accompanies this Proxy Statement.

Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the exhibits thereto required to be filed with the Commission under the Securities Exchange Act of 1934. Such written request should be directed to:

Thomas G. Bevivino
Executive Vice President and Secretary
Severn Bancorp, Inc.
200 Westgate Circle, Suite 200
Annapolis, Maryland  21401

The Form 10-K is not part of the proxy solicitation materials.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, certain officers and persons who own more than 10% of its Common Stock, to file with the Securities and Exchange Commission initial reports of ownership of the Company’s equity securities and to all subsequent reports when there are changes in such ownership. Based on a review of reports submitted to the Company, the Company believes that during the fiscal year ended December 31, 2008 all Section 16(a) filing requirements applicable to the Company’s officers, directors, and more than 10% owners were complied with on a timely basis,  including all required filings by the Company’s directors, officers, and more than 10% beneficial owners on Forms 3, 4, or 5, as applicable, to satisfy the reporting requirements under federal securities laws, except for the following: Mr. Thomas G. Bevivino, Mr. Louis DiPasquale, Jr., Mr. Alan J. Hyatt, Mr. Melvin Hyatt, Mr. S. Scott Kirkley, Mr. Melvin E. Meekins, Jr., Mr. Ronald P. Pennington, Mr. T. Theodore Schultz, Mr. Albert A. Shields and Mr. Keith Stock each reported the acquisition of shares of the Company’s Series A 8% Non-Cumulative Convertible Preferred Stock late on a Form 4.

COMMUNICATIONS WITH DIRECTORS

If any stockholder wishes to communicate with a member of the Board of Directors, the stockholder may communicate in writing to 200 Westgate Circle, Suite 200, Annapolis, Maryland 21401, attention: Thomas G. Bevivino, via first class mail, or by facsimile at (410) 841-6296.  Stockholders may also speak with the directors who attend our annual meeting of Stockholders.  All communications received by Mr. Bevivino will be distributed to all members of the Board of Directors.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the Stockholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.  The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Company did not receive notice by March 2, 2009 were to be presented at the meeting; (ii) approval of the minutes of a prior meeting of the stockholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of the  proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the meeting.

By order of the Board of Directors
/s/
Thomas G. Bevivino
Secretary

Annapolis, Maryland
March 19, 2009